Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT
Subsidiaries of the Registrant and Jurisdiction of Incorporation or Organization
Portfolio Recovery Associates, LLC — Delaware
PRA Holding I, LLC — Virginia
PRA Holding II, LLC — Virginia
PRA Holding III, LLC — Virginia (Doing business as PRA Café)
PRA Receivables Management, LLC — Virginia
PRA Location Services, LLC — Delaware (Doing business as IGS)
PRA Government Services, LLC — Delaware (Doing business as RDS)
MuniServices, LLC — Delaware (Doing business as PRA Government Services)